UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2012, Cardiovascular Systems, Inc. (the “Company”), in connection with a registered underwritten public offering of shares of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Swann LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell 1,780,000 shares of its common stock, par value $0.001 per share, at a public offering price of $9.00 per share. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated expenses, are expected to be approximately $15.0 million. The Offering is expected to close on or about May 25, 2012. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make due to any such liabilities.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-174681) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fredrikson & Byron, P.A. related to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On May 22, 2012, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 . Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, by and between Leerink Swan LLC, as manager of the underwriters named therein, and Cardiovascular Systems, Inc., dated May 22, 2012.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

99.1	Press Release dated May 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, by and between Leerink Swan LLC, as manager of the underwriters named therein, and Cardiovascular Systems, Inc., dated May 22, 2012.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

99.1	Press Release dated May 22, 2012.